UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2006 (September 6, 2006)

NATIONAL FINANCIAL PARTNERS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31781	13-4029115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Seventh Avenue, 11th Floor, New York, New York		10019
(Address of principal executive offices)		(Zip Code)

(212) 301-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 6, 2006, National Financial Partners Corp. (the “Company”) issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the pricing of a secondary public offering of shares of its common stock. In connection with the offering, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) among UBS Securities LLC as Underwriter (the “Underwriter”) and the selling stockholders named therein, relating to the sale by the selling stockholders of 1,561,877 shares of the Company’s common stock, par value $0.10 per share, at an offering price to the public of $36.10 per share. The offering is scheduled to close on September 12, 2006. The Underwriting Agreement is filed as Exhibit 10.1 to this report, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit, and the Underwriting Agreement is incorporated herein by reference. The Underwriting Agreement is filed with reference to and is hereby incorporated by reference into the automatically effective Registration Statement on Form S-3ASR (File No. 333-134915) of the Company filed with the Securities and Exchange Commission on June 9, 2006.

The Underwriter has from time to time performed various investment banking services for the Company in the past, and it may from time to time in the future perform investment banking services for which it has received and will receive customary fees. The Underwriter is co-documentation agent of the credit agreement the Company entered into on August 22, 2006, and it has also committed amounts to the facility as a lender.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

5.1	Opinion of Douglas W. Hammond, Esq.

10.1	Underwriting Agreement, dated as of September 6, 2006 among National Financial Partners Corp., UBS Securities LLC as Underwriter and the selling stockholders named therein.

99.1	Press Release dated September 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Financial Partners Corp. Date: September 8, 2006

By:	/s/ Mark C. Biderman
Name:	Mark C. Biderman
Title:	Executive Vice President and Chief Financial Officer